Exhibit 99.1

F. & M. BANCORP. OF TOMAH, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS – [●], 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Peter Reichardt and/or Robin Pierce (the “Proxies”), each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of common stock of F. & M. Bancorp. of Tomah, Inc. (“F&M”) held of record by the undersigned on [●], 2019 at the Special Meeting of Shareholders to be held on [●], 2019, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

1.

To approve and adopt the Agreement and Plan of Merger, dated as of January 21, 2019, as such agreement may be amended from time to time (the “merger agreement”), among F&M, Citizens Community Bancorp, Inc., a Maryland corporation (“Citizens”), and F&M Merger Sub, Inc., a Minnesota corporation and wholly-owned subsidiary of Citizens (“Merger Sub”), and the merger of Merger Sub with and into F&M, as more fully described in the proxy statement/prospectus.

    For                                 Against                                 Abstain

2.

To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

    For                                 Against                                 Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE BY THE UNDERSIGNED SHAREHOLDER(S). IF PROPERLY SIGNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF THE ABOVE PROPOSALS.

Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, personal representative, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate name, by the President, other authorized officer, or by an authorized person.

Dated:                                                              , 2019.

Signature	Additional Signature (if jointly held)

Please Print Name	Please Print Name

PLEASE MARK YOUR SELECTION FOR EACH OF THE PROPOSALS DESCRIBED ABOVE, THEN SIGN AND DATE THIS FORM. PLEASE RETURN THIS PROXY FORM PROMPTLY BUT IN ANY EVENT NO LATER THAN [●], 2019, USING THE ENCLOSED ENVELOPE FOR YOUR CONVENIENCE.